Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Tom Barth	Rick Lacroix
Progress Software	Progress Software
+1 781 280 4135	+1 781 280 4604
tobarth@progress.com	rlacroix@progress.com

Progress Software Reports 2013 Fiscal First Quarter Results

BEDFORD, MA, March 27, 2013 (BUSINESSWIRE) — Progress Software Corporation (NASDAQ: PRGS), a global software company that simplifies and enables the development, deployment and management of business applications, announced today results for its fiscal first quarter ended February 28, 2013.

Revenue was $89.3 million compared to $87.2 million, a year over year increase of 3% on a constant currency basis, or an increase of 2% using actual exchange rates.

On a GAAP basis in the fiscal first quarter of 2013:

•	Income from operations was $14.7 million compared to $19.2 million in the same quarter last year;

•	Income from continuing operations was $9.1 million compared to $12.0 million in the same quarter last year;

•
Net income was $31.1 million compared to $7.5 million in the same quarter last year, and includes the gains on the divestitures of the Actional, Artix, DataXtend, ObjectStore, Orbacus, Orbix, Savvion and Sonic product lines of $35.1 million; and

•	Diluted earnings per share from continuing operations was $0.16 compared to $0.19 in the same quarter last year.

On a non-GAAP basis in the fiscal first quarter of 2013:

•	Income from operations was $21.1 million compared to $26.7 million in the same quarter last year;

•	Operating margin was 24%;

•	Income from continuing operations was $13.5 million compared to $18.4 million in the same quarter last year; and

•	Diluted earnings per share from continuing operations was $0.23 compared to $0.29 in the same quarter last year.

Phil Pead, President and Chief Executive Officer of Progress Software, said, “Our performance in the quarter reflects continued momentum as we execute on our strategic plan. Our initiatives to improve our operating margin are well under way and I am pleased with our early progress. In addition, we have begun to focus on building our foundation for future revenue growth by releasing new and innovative functionality across our solution suites and significantly increasing our customer engagement.”

Other fiscal first quarter 2013 results included the following:

•	Net cash received from the divestitures of the Actional, Artix, DataXtend, ObjectStore, Orbacus, Orbix, Savvion and Sonic product lines was $73.4 million;

•
Under the previously announced and implemented 10b5-1 plan to repurchase $250.0 million of common stock by June 30, 2013, through February 28, 2013, the company has repurchased 9.3 million shares for $194.7 million;

•	Cash, cash equivalents and short-term investments decreased to $321.4 million from $355.2 million at the end of the fiscal fourth quarter of 2012;

•
Cash outflows from operations were $25.1 million, compared to cash inflows from operations of $38.5 million in the same quarter in fiscal year 2012. Operating cash outflows in the first quarter of fiscal year 2013 includes $41.7 million in tax payments for the gains realized on the divestitures which occurred in the fourth quarter of fiscal year 2012 and the first quarter of fiscal year 2013; and

•	DSO from continuing operations was 65 days, compared to 70 days in the fiscal fourth quarter of 2012.

Business Outlook

Progress Software provides the following guidance for the fiscal second quarter ending May 31, 2013:

•	On a constant currency basis, revenue growth is expected to be essentially flat compared to the fiscal second quarter of 2012; and

•	Non-GAAP operating margin is expected to be in the range of 21% to 24%.

The non-GAAP operating margin guidance excludes the items we traditionally exclude from our non-GAAP reporting metrics: amortization of intangible assets of $0.5 million and stock-based compensation of $5.5 million to $6.4 million, for a GAAP operating margin in the range of 12% to 16%.

Conference Call

The Progress Software quarterly investor conference call to review its fiscal first quarter of 2013 will be broadcast live at 5:00 p.m. ET on Wednesday, March 27, 2013 on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-888-556-4997, pass code 7342287. The conference call will include only brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress Software website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress Software provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company's performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with this press release, which is available on the Progress website at www.progress.com within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress's strategic plan and the expected timing for completion; the components of that plan including operational restructuring, product divestitures and return of capital to shareholders; acquisitions; future revenue growth, operating margin and cost savings; product development, strategic partnering and marketing initiatives; the growth rates of certain markets; and other statements regarding the future operation, direction and success of Progress's business. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Progress's ability to realize the expected benefits and cost savings from its strategic plan; (2) market acceptance of Progress's strategic plan and product development initiatives; (3) disruption caused by implementation of the strategic plan and related restructuring and divestitures on relationships with employees, customers, ISVs, other channel partners, vendors and other business partners; (4) pricing pressures and the competitive environment in the software industry and Platform-as-a-Service market; (5) market conditions, timing constraints and other factors that could impact Progress's ability to complete the proposed share repurchases in fiscal 2013; (6) Progress's ability to make technology acquisitions and to realize the expected benefits and anticipated synergies from such acquisitions; (7) the continuing uncertainty in the U.S. and international economies, which could result in fewer sales of Progress's products and may otherwise harm Progress's business; (8) business and consumer use of the Internet and the continuing adoption of Cloud technologies; (9) the receipt and shipment of new orders; (10) Progress's ability to expand its relationships with channel partners and to manage the interaction of channel partners with its direct sales force; (11) the timely release of enhancements to Progress's products and customer acceptance of new products; (12) the positioning of Progress's products in its existing and new markets; (13) variations in the demand for professional services and technical support; (14) Progress's ability to penetrate international markets and manage its international operations; and (15) changes in exchange rates. For further information regarding risks and uncertainties associated with Progress's business, please refer to Progress's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2012. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies and enables the development, deployment and management of business applications on-premise or on any Cloud, on any platform and on any device with minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(In thousands, except per share data)	February 28, 2013	February 29, 2012	% Change
Revenue:
Software licenses	$32,666	$31,889	2%
Maintenance and services	56,603	55,324	2%
Total revenue	89,269	87,213	2%
Costs of revenue:
Cost of software licenses	2,239	1,498	49%
Cost of maintenance and services	8,857	8,760	1%
Amortization of acquired intangibles	286	392	(27)%
Total costs of revenue	11,382	10,650	7%
Gross profit	77,887	76,563	2%
Operating expenses:
Sales and marketing	31,535	29,205	8%
Product development	15,786	12,264	29%
General and administrative	14,682	15,415	(5)%
Amortization of acquired intangibles	209	242	(14)%
Restructuring expenses	960	—	100%
Acquisition-related expenses	—	215	(100)%
Total operating expenses	63,172	57,341	10%
Income from operations	14,715	19,222	(23)%
Other (expense) income, net	(548)	270	(303)%
Income from continuing operations before income taxes	14,167	19,492	(27)%
Provision for income taxes	5,044	7,542	(33)%
Income from continuing operations	9,123	11,950	(24)%
Income (loss) from discontinued operations, net	21,995	(4,461)	593%
Net income	$31,118	$7,489	316%

Earnings per share:
Basic:
Continuing operations	$0.16	$0.19	(16)%
Discontinued operations	0.38	(0.07)	643%
Net income per share	$0.54	$0.12	350%
Diluted:
Continuing operations	$0.16	$0.19	(16)%
Discontinued operations	0.37	(0.07)	629%
Net income per share	$0.53	$0.12	342%
Weighted average shares outstanding:
Basic	57,901	62,145	(7)%
Diluted	58,752	63,130	(7)%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	February 28, 2013	November 30, 2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$321,375	$355,217
Accounts receivable, net	64,026	70,793
Other current assets	47,440	32,779
Assets held for sale	—	68,029
Total current assets	432,841	526,818
Property and equipment, net	61,528	63,071
Goodwill and intangible assets, net	230,678	231,229
Other assets	55,327	63,859
Total assets	$780,374	$884,977
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$65,572	$110,944
Short-term deferred revenue	115,564	103,925
Liabilities held for sale	—	25,285
Total current liabilities	181,136	240,154
Long-term deferred revenue	1,284	2,817
Other long-term liabilities	2,138	3,607
Shareholders’ equity:
Common stock and additional paid-in capital	264,810	300,333
Retained earnings	331,006	338,066
Total shareholders’ equity	595,816	638,399
Total liabilities and shareholders’ equity	$780,374	$884,977

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(In thousands)	February 28, 2013	February 29, 2012
Cash flows from operating activities:
Net income	$31,118	$7,489
Depreciation and amortization	3,401	8,562
Stock-based compensation	4,906	7,091
Net gains on sales of dispositions	(35,106)	—
Other non-cash adjustments	(2,927)	359
Changes in operating assets and liabilities	(26,451)	15,028
Net cash flows from operating activities	(25,059)	38,529
Capital expenditures	(898)	(3,942)
Redemptions and sales of auction-rate-securities	25	225
Issuances of common stock, net of repurchases	(80,069)	13,973
Proceeds from divestitures, net	73,381	—
Other	(1,222)	4,963
Net change in cash, cash equivalents and short-term investments	(33,842)	53,748
Cash, cash equivalents and short-term investments, beginning of period	355,217	261,416
Cash, cash equivalents and short-term investments, end of period	$321,375	$315,164

SUPPLEMENTAL INFORMATION

Revenue by Type

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013
License	$31,889	$21,813	$23,842	$35,726	$32,666
Maintenance	51,723	52,883	51,860	52,381	53,026
Professional services	3,601	3,708	2,615	3,164	3,577
Total revenue	$87,213	$78,404	$78,317	$91,271	$89,269

Revenue by Region

(In thousands)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013
North America	$37,590	$32,900	$35,665	$40,219	$41,215
EMEA	34,698	32,447	29,782	34,224	35,547
Latin America	7,979	7,539	7,234	8,655	7,196
Asia Pacific	6,946	5,518	5,636	8,173	5,311
Total revenue	$87,213	$78,404	$78,317	$91,271	$89,269

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
(In thousands, except per share data)	February 28, 2013	February 29, 2012
GAAP income from operations	$14,715	$19,222
GAAP operating margin	16%	22%
Amortization of acquired intangibles	495	634
Stock-based compensation (1)	4,906	5,241
Restructuring expenses	960	—
Acquisition-related expenses	—	215
Litigation settlement	—	900
Proxy contest-related costs	—	472
Total operating adjustments	6,361	7,462
Non-GAAP income from operations	$21,076	$26,684
Non-GAAP operating margin	24%	31%

GAAP income from continuing operations	$9,123	$11,950
Operating adjustments (from above)	6,361	7,462
Income tax adjustment	(1,941)	(993)
Total income from continuing operations adjustments	4,420	6,469
Non-GAAP income from continuing operations	$13,543	$18,419

GAAP diluted earnings per share from continuing operations	$0.16	$0.19
Income from continuing operations adjustments (from above)	0.08	0.10
Non-GAAP diluted earnings per share from continuing operations	$0.23	$0.29

Diluted weighted average shares outstanding	58,752	63,130

(1) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$230	$282
Sales and marketing	1,261	1,522
Product development	1,637	1,013
General and administrative	1,778	2,424
Stock-based compensation from continuing operations	$4,906	$5,241

	Three Months Ended
(In thousands, except per share data)	February 28, 2013	February 29, 2012	November 30, 2012
GAAP costs of revenue	$11,382	$10,650	$11,087
GAAP operating expenses	63,172	57,341	63,277
GAAP expenses	74,554	67,991	74,364
Operating adjustments (from above) (2)	6,361	7,462	5,053
Non-GAAP expenses	$68,193	$60,529	$69,311

(2) Refer to our Form 8-K filed on January 3, 2013 for details of the non-GAAP operating adjustments for the three months ended November 30, 2012.